Exhibit 99.1

Violin Memory Announces First Fiscal Quarter 2015 Financial Results

SANTA CLARA, Calif.--(BUSINESS WIRE)--May 29, 2014--Violin Memory®, Inc., (NYSE:VMEM), a leading provider of all-flash storage arrays and appliances delivering application solutions for the enterprise, today announced financial results for the first fiscal quarter ended April 30, 2014.

First Quarter Fiscal 2015 Financial Highlights

  First quarter fiscal 2015 revenue of $18.1 million
  First quarter fiscal 2015 GAAP1 gross margin of 53%
  First quarter fiscal 2015 non-GAAP2 gross margin of 52%
  First quarter fiscal 2015 GAAP net loss of $0.35 per share
  First quarter fiscal 2015 non-GAAP net loss of $0.25 per share

“In the first quarter, we made significant progress on our strategic and operational priorities, creating a more stable foundation and balanced go-to-market model that should serve us well going forward,” said Kevin DeNuccio, president and chief executive officer, Violin Memory. “Our strong focus on these priorities contributed to us meeting the consensus earnings estimate despite our revenue being below the consensus revenue estimate.3”

“Looking forward, we anticipate revenue growth in the second half of this fiscal year as our new products, strategic relationships and more efficient go-to-market model are expected to contribute meaningfully to our results,” added DeNuccio.

First Quarter Fiscal 2015 Financial Results

First quarter fiscal 2015 revenue was $18.1 million, 27% lower year over year compared to $24.8 million recorded in the first quarter of fiscal 2014, and 35% lower compared to $28.0 million reported in the fourth quarter of fiscal 2014.

First quarter fiscal 2015 GAAP gross margin was 53%, reflecting a $0.5 million recovery associated with the disposal of PCIe card components, and compares to 41% recorded in the first quarter of fiscal 2014, and to 22% reported in fourth quarter of fiscal 2014, which reflected a $9.2 million charge associated with PCIe card inventory.

First quarter fiscal 2015 non-GAAP gross margin was 52%, compared to 42% recorded in the first quarter of fiscal 2014, and compared to 56% reported in fourth quarter of fiscal 2014.

First quarter fiscal 2015 GAAP net loss was $30.1 million, or $0.35 per share, compared to first quarter fiscal 2014 GAAP net loss of $28.5 million, or $1.86 per share. First quarter fiscal 2015 GAAP net loss compares to fourth quarter fiscal 2014 GAAP net loss of $56.5 million, or $0.69 per share.

First quarter fiscal 2015 GAAP net loss included a net charge of $9.0 million from special items consisting primarily of stock-based compensation expense of $7.6 million, restructuring charges of $1.8 million and amortization of acquired intangibles of $0.1 million, offset by the PCIe component recovery of $0.5 million.

Excluding special items, first quarter fiscal 2015 non-GAAP net loss was $21.1 million, or $0.25 per share, compared to first quarter fiscal 2014 non-GAAP net loss of $23.6 million, or $1.54 per share. First quarter fiscal 2015 non-GAAP results compare to fourth quarter fiscal 2014 non-GAAP net loss of $23.5 million, or $0.28 per share.

Fiscal Year 2015 Business Outlook

  Fiscal year 2015 non-GAAP gross margin of 52% to 56%
  Fiscal year 2015 non-GAAP operating expenses of $115 million to $125 million

1 Generally Accepted Accounting Principles.

2 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

3 Consensus earnings estimate refers to non-GAAP net loss per share for the first quarter of fiscal 2015 as published by FactSet Research Systems Inc.

Violin Memory Conference Call Information

Violin Memory will host a conference call today at 1:30 p.m. PST to discuss financial results and business highlights. This call will be webcast and can be accessed via the Violin Memory website at investor.violin-memory.com. A replay will be available following the call on the same website for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) using ID # 42441044.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. These non-GAAP financial measures include non-GAAP gross profit, gross margin and net loss. The Company uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors as a supplement to GAAP measures in evaluating its ongoing operational performance. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in its industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures that the Company uses may differ from measures that other companies may use.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

The Company defines non-GAAP gross profit, operating loss and net loss as the respective GAAP balances, adjusted for stock-based compensation expense, PCIe card inventory provision, restructuring charges, impairment of cost method investment and amortization of acquired intangibles.

This press release contains forward-looking non-GAAP financial information. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort and due to an inability to make accurate projections and estimates related to certain information needed to calculate, for example, future stock-based compensation expense.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the following: the Company’s anticipated revenue growth in the second half of fiscal year 2015 resulting from our new products, strategic relationships and more efficient go-to-market model; the Company’s fiscal year 2015 business outlook of non-GAAP gross margin of 52% to 56%; and the Company’s fiscal year 2015 business outlook of non-GAAP operating expenses of $115 million to $125 million. Additional risks and uncertainties that could affect Violin Memory’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s annual report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission, and is available on the Company’s investor relations website at investor.violin-memory.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Violin Memory does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Violin Memory, Inc.

Business in a Flash. Violin Memory transforms the speed of business with high performance, always available, low cost management of critical business information and applications. Violin’s All Flash optimized solutions accelerate breakthrough CAPEX and OPEX savings for building the next generation data center. Violin’s Flash Fabric Architecture™ (FFA) speeds data delivery with chip-to-chassis performance optimization that achieves lower consistent latency and cost per transaction for Cloud, Enterprise, and Virtualized mission-critical applications. Violin's All Flash Arrays and Appliances, and enterprise data management software solutions enhance agility and mobility while revolutionizing data center economics. Founded in 2005, Violin Memory is headquartered in Santa Clara, California. For more information, visit www.violin-memory.com. Follow us on Twitter at twitter.com/violinmemory

All Violin Memory news releases (financial, acquisitions, manufacturing, products, technology, etc.) are issued exclusively by Business Wire and are immediately thereafter posted on the company's external website, www.violin-memory.com. Violin, Violin Memory and the Violin Memory logo are trademarks of Violin Memory, Inc. in the U.S. and other countries.

VIOLIN MEMORY, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	April 30,	January 31,	April 30,
	2014	2014	2013
	(Unaudited)
Revenue:
Product revenue	$12,773	$20,832	$22,478
Service revenue	5,360	7,215	2,320
Total revenue	18,133	28,047	24,798
Cost of revenue:
Cost of product revenue (1)	6,666	10,480	13,077
PCIe card inventory provision	-	9,154	-
Cost of service revenue (1)	1,898	2,142	1,649
Total cost of revenue	8,564	21,776	14,726
Gross profit	9,569	6,271	10,072
Operating expenses:
Sales and marketing (1)	16,233	22,929	18,252
Research and development (1)	15,836	18,898	15,934
General and administrative (1)	5,832	14,845	4,110
Restructuring charges	1,756	4,869	-
Total operating expenses	39,657	61,541	38,296
Loss from operations	(30,088)	(55,270)	(28,224)
Other income (expense), net	119	(1,086)	(280)
Interest expense	(168)	(137)	-
Loss before income taxes	(30,137)	(56,493)	(28,504)
Income taxes	6	31	20
Net loss	$(30,143)	$(56,524)	$(28,524)
Net loss per share of common stock, basic and diluted	$(0.35)	$(0.69)	$(1.86)
Shares used in computing net loss per share of common stock, basic and diluted	85,951	82,514	15,358
(1) Includes stock-based compensation expense, as follows:
Cost of product revenue	$179	$24	$17
Cost of service revenue	87	114	226
Sales and marketing	1,437	4,963	1,517
Research and development	4,266	2,452	1,360
General and administrative	1,671	10,647	1,701
	$7,640	$18,200	$4,821

VIOLIN MEMORY, INC.
Condensed Consolidated Balance Sheets
(In thousands)

	April 30,	January 31,
Assets	2014	2014
	(Unaudited)
Current assets:
Cash and cash equivalents	$47,893	$40,273
Short-term investments	39,102	59,106
Accounts receivable, net	15,191	21,055
Inventory	38,198	39,653
Other current assets	9,085	6,154
Total current assets	149,469	166,241
Property and equipment, net	13,502	13,653
Other assets	5,117	4,769
	$168,088	$184,663
Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$7,500	$-
Accounts payable	22,794	18,389
Accrued liabilities	31,381	37,315
Deferred revenue	14,096	13,480
Total current liabilities	75,771	69,184
Long-term deferred revenue	12,006	11,755
Total liabilities	87,777	80,939
Commitments and contingencies
Stockholders’ equity:
Preferred stock	-	-
Common stock	9	8
Additional paid-in capital	463,063	456,223
Accumulated other comprehensive income	4	115
Accumulated deficit	(382,765)	(352,622)
Total stockholders’ equity	80,311	103,724
	$168,088	$184,663

VIOLIN MEMORY, INC.
Reconciliation of GAAP to Non-GAAP Measures
(In thousands, except per share data)

	Three Months Ended
	April 30,	January 31,	April 30,
	2014	2014	2013
	(Unaudited)

Gross profit (GAAP)	$9,569	$6,271	$10,072
Plus provision (less recovery) of PCIe components	(471)	9,154	-
Plus stock-based compensation	266	138	243
Plus amortization of acquired intangibles	111	111	111
Gross profit (Non-GAAP)	$9,475	$15,674	$10,426

Operating expenses (GAAP)	$39,657	$61,541	$38,296
Less stock-based compensation	7,374	18,062	4,578
Less restructuring charges	1,756	4,869	-
Operating expenses (Non-GAAP)	$30,527	$38,610	$33,718

Net loss (GAAP)	$(30,143)	$(56,524)	$(28,524)
Plus provision (less recovery) of PCIe components	(471)	9,154	-
Plus stock-based compensation	7,640	18,200	4,821
Plus restructuring charges	1,756	4,869	-
Plus amortization of acquired intangibles	111	111	111
Plus impairment of cost method investment	-	734	-
Net loss (Non-GAAP)	$(21,107)	$(23,456)	$(23,592)

Non-GAAP net loss per common share, basic and diluted	$(0.25)	$(0.28)	$(1.54)

Weighted-average shares outstanding, basic and diluted	85,951	82,514	15,358

CONTACT:
Violin Memory, Inc.
Investor Relations, 650-396-1525
ir@vmem.com
or
US Press Contact
Eastwick Communications
Jayne Scuncio, 415-820-4164
violin@eastwick.com